UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2009 (April 14, 2009)
WILSON BANK HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-20402	62-1497076
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of Principal Executive Offices)		(Zip Code)
(615) 444-2265
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) held on April 14, 2009, the Company’s shareholders approved the Wilson Bank Holding Company 2009 Stock Option Plan (the “2009 Plan”). The 2009 Plan is effective as of April 14, 2009 and replaces the Company’s 1999 Stock Option Plan which expired on April 13, 2009.
     The following is a brief summary of the principal features of the 2009 Plan, which is qualified in its entirety by reference to the 2009 Plan itself, which is identified as Exhibit 10.1 and incorporated herein by reference.
     Shares Available for Awards under the 2009 Plan. Under the 2009 Plan, awards may be made in the form of options to acquire common stock of the Company. Subject to adjustment as provided by the terms of the 2009 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2009 Plan is 75,000 shares.
     Shares covered by an award granted under the 2009 Plan, or to which such an award relates, that are forfeited, or if any such award is settled for cash or otherwise terminates, expires unexercised or is cancelled without the delivery of shares or with delivery of a reduced number of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such settlement, reduction, forfeiture, termination, expiration or cancellation, shall again become shares with respect to which awards may be granted. Shares of common stock issued under the 2009 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the 2009 Plan.
     With certain limitations, awards made under the 2009 Plan may be adjusted by a committee of the Board composed of not less than two non-employee directors (the “Committee”) in its sole discretion.
     Eligibility and Administration. Current and prospective officers and employees of the Company and its affiliates are eligible to be granted awards under the 2009 Plan. As of February 13, 2009, approximately fifty individuals were eligible to participate in the 2009 Plan. The Committee will administer the 2009 Plan. At the discretion of the Committee, the Committee may delegate to one or more officers or managers of the Company or of any subsidiary or affiliate, or to a committee of such officers or managers, the authority to grant awards to or cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate awards held by participants on the 2009 Plan who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act. Subject to terms of the 2009 Plan, the Committee is authorized to (i) designate participants, (ii) determine the type and number of awards to be granted, (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards, (iv) determine the timing, terms and conditions of any award, (v) accelerate the time at which all or any part of an award may be settled or exercised, (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the 2009 Plan and any instrument or agreement relating to, or award made under, the 2009 Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2009 Plan; and (xi) make any other determination and take any other action that the Committee, deems necessary or desirable for the administration of the 2009 Plan, subject to the exclusive authority of the Board set forth in the 2009 Plan to amend or terminate the 2009 Plan.
     Stock Options. The Committee, is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee, may specify the terms of such grants subject to the terms of the 2009 Plan. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
     A stock option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options shall be exercised by written notice of intent to exercise the stock option and payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
     Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that are then owned, with such shares valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), (ii) by the withholding by the Company of shares issuable upon the exercise of such option valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with such number of shares that are then owned by the participant necessary to satisfy any applicable withholding taxes, with such shares valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), or (iii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.
     Termination of Employment. Upon termination of a participant’s employment for cause, any stock options held will thereupon terminate. If a participant voluntarily terminates employment, stock options held will thereupon terminate; provided, however, that the Committee, upon approval of the Board of Directors at the time of grant or (except in the case of incentive stock options) thereafter, may extend the exercise period for three months following termination or the balance of the option period, whichever is shorter. If a participant’s employment is involuntarily terminated by the Company without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an incentive stock option, one year from the date of disability. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an incentive stock option, three months from the date of retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee’s legal representative or legatee within the lesser of the remainder of the option period or one year from the date of death. Only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised or, except for an incentive stock option, on such accelerated basis as determined by the Board of Directors and the Committee at or after grant.
     Change in Control. Options that may be granted under the 2009 Plan will vest and become immediately exercisable (to the extent not theretofore vested and exercisable) if:
1.	any person or entity (including a “group” as defined in Section 13(d) of the Exchange Act), other than the Company or a wholly-owned subsidiary thereof or an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of all securities of the Company that may be cast in the election of directors of the Company;

2.	as a result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor entity entitled to vote generally in the election of directors of the Company or any such successor, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

3.	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute the majority thereof, unless the election or nomination for election by the Company’s shareholders of such individuals first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or the Board of Directors, upon recommendation from the Committee, determines that a potential change in control has occurred as a result of either (a) shareholder approval of an agreement that would result in one of the events described above or (b) the acquisition of beneficial ownership, directly or indirectly, by any person, entity or group (other than the Company, any of its subsidiaries or any employee benefit plans of the Company) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities.
     Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2009 Plan or any portion of the 2009 Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2009 Plan, to satisfy withholding and other tax obligations. The Committee, may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the 2009 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution.
     Effective Date. No new awards may be granted under the 2009 Plan after the tenth anniversary of the effective date of such plan.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits
10.1	Wilson Bank Holding Company 2009 Stock Option Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement for its Annual Meeting of Shareholders held on April 14, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

	By	/s/ J. Randall Clemons

J. Randall Clemons President and Chief Executive Officer

Date: April 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Wilson Bank Holding Company 2009 Stock Option Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement for its Annual Meeting of Shareholders held on April 14, 2009).

7